[LOGO OF AMERICAN FUNDS DISTRIBUTORS(SM)]

               AMERICAN FUNDS DISTRIBUTORS
               ----------------------------------------------------------------
               333 South Hope Street . Los Angeles, California 90071
               Telephone 800/421-9900, ext. 11

                    THE AMERICAN LEGACY--SEPARATE ACCOUNT E

                   AMERICAN LEGACY LIFE--SEPARATE ACCOUNT F

                    AMERICAN LEGACY II--SEPARATE ACCOUNT H

                    AMERICAN LEGACY III--SEPARATE ACCOUNT H

              AMERICAN LEGACY VARIABLE LIFE-- SEPARATE ACCOUNT J

                           THE AMERICAN LEGACY GROUP
                     VARIABLE ANNUITY--SEPARATE ACCOUNT 50

                           AMERICAN LEGACY GROUP II
                     VARIABLE ANNUITY--SEPARATE ACCOUNT 51

                          AMERICAN LEGACY RETIREMENT
                     INVESTMENT PLAN--SEPARATE ACCOUNT 52

                OF THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                            SELLING GROUP AGREEMENT

Gentlemen:

  We have entered into Principal Underwriting Agreements with The Lincoln National Life Insurance Company ("LNL") and Separate Accounts E, F, H, J, 50, 51 and 52 of LNL under which we are appointed to form a selling group of duly registered and licensed brokers or dealers to distribute Individual and Group Flexible Premium Deferred Variable Annuity Contracts (the "Contracts") issued by LNL through Separate Accounts E and H (individual) and 50, 51 and 52 (group); and Individual Flexible Premium Variable Life Insurance Policies (the "Policies") issued by LNL through Separate Accounts F and J. The Contracts and Policies are considered securities under the Securities Act of 1933. We have also been appointed to distribute certain fixed single premium immediate annuity Contracts issued by LNL. This Agreement is subject to all provisions of the relevant Principal Underwriting Agreements among the parties mentioned above. This Agreement on your part runs to us and to LNL and Separate Accounts E, F, H, J, 50, 51 and 52 and is for the benefit of and enforceable by each party. The terms "you" and "your" as used herein refer to the firm actually signing this Agreement as well as the signing firm's insurance agency subsidiaries, if any.

  You are authorized to offer and sell the Contracts and Policies subject to the following conditions:

   1. You represent that you are a properly registered and licensed broker or dealer under applicable federal and state securities laws and regulations and a member in good standing of the National Association of Securities Dealers ("NASD") and agree to notify us immediately if you cease to be so registered or licensed or a member in good standing of the NASD. (The provisions of the preceding sentence do not apply to a broker or dealer located in a foreign country and doing business outside the jurisdiction of the United States.)

   2. You agree to abide by all rules and regulations of the NASD, including its Rules of Fair Practice, and to comply with all applicable federal and state laws, rules and regulations (all of which shall control and override any provision to the contrary in this Agreement).

  You are responsible for such supervision of your registered representatives and other associated persons which will enable you to ensure that your registered representatives and associated persons are in compliance with applicable securities laws, rules, regulations and statements of policy promulgated thereunder.

  Your authority under this Agreement extends only to the Contracts and Policies described herein.

   3. You represent that you will not sell any Contracts or Policies until you are a properly licensed insurance agent duly appointed by LNL.

   4. You will distribute the Contracts and Policies only in those jurisdictions in which the Contracts and Policies are registered or qualified for sale and only through your duly licensed registered representatives (in accordance with the rules of the NASD) who are also fully licensed with LNL to sell the Contracts or Policies in the applicable jurisdictions (in accordance with the insurance regulations and laws of such jurisdictions).

   5. All applications and initial and subsequent payments under the Contracts or Policies collected by you will be remitted promptly by you to LNL at such address as LNL may from time to time designate.

   6. You agree to indemnify and hold LNL harmless from any liabilities (and reasonable attorney fees and court costs) that may result from your actions or omissions or those of your registered representatives and other associated persons.

   7. All applications are subject to acceptance or rejection by LNL at its sole discretion. LNL will make payment of commissions directly to you with respect to the sale of the Contracts or Policies according to the schedule set forth below except that no commissions will be paid on Contracts that are not initially subject to the contingent deferred sales charge.

  THE AMERICAN LEGACY
  VARIABLE ANNUITY                                 COMMISSIONS TO DEALERS
  ----------------                                 ----------------------
  ALL INDIVIDUAL CONTRACT PURCHASE                 4.00%
  PAYMENTS SOLD BY DEALERS


  An annual .25% continuing commission will be paid to dealers on the value of all Contract purchase payments beginning in the second Contract year. This compensation will be paid at the end of each calendar quarter and will be calculated as follows: At the end of each calendar quarter, LNL will calculate and pay for all Contracts which have been in force for 15 months or more as of the last day of the quarter, an amount equal to .0625% of an amount equal to the quarter ending account value less any deposits made in the previous 15 months. This continuing commission is not paid on Contracts that have been annuitized.

  An additional annual .30% fee will be paid to dealers maintaining a sales volume of at least $7,500,000 in each calendar year. The allowance will be paid on all purchase payments received during the calendar year. Payments will be made to dealers every quarter after the $7,500,000 sales level is attained. Dealers must attain the $7,500,000 sales volume each calendar year to qualify for additional allowance payments.

  With respect to each Contract year's purchase payments, an annual .40% persistency bonus will be paid to dealers on any "Increased Guaranteed Minimum Death Benefit" amount as described in the Contract. The first bonus will be payable at the time the guaranteed minimum death benefit is adjusted, which will be on the seventh Contract anniversary of each such purchase payment. Subsequent bonus payments will be made for the next seven years on each applicable Contract anniversary date, provided the Contract remains in effect. The amount of each bonus payment will remain constant during the period unless the "Increased Guaranteed Minimum Death Benefit" amount is reduced due to withdrawals. Withdrawals are applied to reduce the "Increased Guaranteed Minimum Death Benefit" amount on a first-in first-out basis, so subsequent bonus payments would be reduced accordingly. The persistency bonus will not be paid on Contracts that have been annuitized.

  After American Legacy II becomes available, with respect to The American Legacy, purchase payments will generally be accepted only in connection with existing Contracts.

  THE AMERICAN LEGACY
  VARIABLE ANNUITY--ANNUITIZATION                  COMMISSIONS TO DEALERS
  -------------------------------                  ----------------------
  ALL PURCHASE PAYMENTS HELD                       4.00%
  FIVE YEARS AND INDIVIDUAL CONTRACT EARNINGS
  WHICH ARE ANNUITIZED (CONTRACTS ISSUED BY
  LNL THAT ARE ANNUITIZED SOLELY ON A FIXED BASIS
  WILL RESULT IN A SEPARATE CONTRACT BEING ISSUED.)

  AMERICAN LEGACY II
  VARIABLE ANNUITY                              COMMISSIONS TO DEALERS
  ----------------                              ----------------------
  INDIVIDUAL CONTRACT PURCHASE                  4.70% ON ALL INDIVIDUAL
  PAYMENTS SOLD BY DEALERS                      CONTRACT PURCHASE PAYMENTS TO
                                                CONTRACTS WITH ANNUITANTS
                                                UNDER AGE 81

                                                (2.50% on all individual
                                                Contract Purchase Payments to
                                                Contracts with annuitants age
                                                81 and above)

  An annual .25% continuing commission will be paid to dealers on the value of all Contract purchase payments beginning in the second Contract year. The compensation will be paid at the end of each calendar quarter and will be calculated as follows: At the end of each calendar quarter, LNL will calculate and pay for all Contracts which have been in force for 15 months or more as of the last day of the quarter, an amount equal to .0625% of an amount equal to the quarter ending account value less any deposits made in the previous 15 months. This continuing commission is not paid on Contracts that have been annuitized.

  An additional annual .30% fee will be paid to dealers maintaining a sales volume of at least $7,500,000 in each calendar year. The allowance will be paid on all purchase payments received during the calendar year, except on any purchase payments on which you have received commissions in excess of 4.70%. Payments will be made to dealers every quarter after the $7,500,000 sales level is attained. Dealers must attain the $7,500,000 sales volume each calendar year to qualify for additional allowance payments. Additional fees may be paid to dealers after attainment of certain additional sales volume levels, provided the dealer has agreed to the terms contained in a letter agreement that supplements this agreement.

  With respect to each Contract year's purchase payments, an annual .50% persistency bonus will be paid to dealers on any "Increased Guaranteed Minimum Death Benefit" amount as described in the Contract. The first bonus will be payable at the time the guaranteed minimum death benefit is adjusted, which will be on the seventh Contract anniversary of each such purchase payment. Subsequent bonus payments will be made for the next seven years on each applicable Contract anniversary date, provided the Contract remains in effect. The amount of each bonus payment will remain constant during the period unless the "Increased Guaranteed Minimum Death Benefit" amount is reduced due to withdrawals. Withdrawals are applied to reduce the "Increased Guaranteed Minimum Death Benefit" amount on a first-in first-out basis, so subsequent bonus payments would be reduced accordingly. The persistency bonus will not be paid on Contracts that have been annuitized.

  A .25% commission is all that will be paid on transfers from The American Legacy to American Legacy II.

  AMERICAN LEGACY II
  VARIABLE ANNUITY--ANNUITIZATION               COMMISSIONS TO DEALERS
  -------------------------------               ----------------------
  ALL PURCHASE PAYMENTS HELD                    4.70%
  FIVE YEARS AND INDIVIDUAL CONTRACT
  EARNINGS WHICH ARE ANNUITIZED
  (CONTRACTS ISSUED BY LNL THAT ARE
  ANNUITIZED SOLELY ON A FIXED BASIS WILL
  RESULT IN A SEPARATE CONTRACT BEING
  ISSUED.)

  AMERICAN LEGACY III
  VARIABLE ANNUITY                              COMMISSIONS TO DEALERS
  ----------------                              ----------------------
  INDIVIDUAL CONTRACT PURCHASE PAYMENTS         4.75% ON ALL INDIVIDUAL
                                                CONTRACT
                                                PURCHASE PAYMENTS MADE TO
                                                CONTRACTS WITH OWNERS UNDER
                                                AGE 81

                                                (2.25% on all individual
                                                Contract Purchase Payments to
                                                Contracts with owners age 81
                                                and above)

  A continuing .25% annual service fee will be paid to dealers on the value of all Contract purchase payments beginning in the second Contract year. The service fee will be paid at the end of each calendar quarter on the quarter ending account value less purchase payments made in the previous 15 months. For Contracts with owners under age 81 when the Contract is established, this service fee will increase to .40% annually and will be paid on quarter ending account value attributable to purchase payments which have remained in the Contract for more than 84 months. A separate compensation arrangement (as described below) applies to Contracts that have been annuitized. Service fee payments are subject to the continuation of the plan of distribution adopted by American Variable Insurance Series, which serves as the investment vehicle for American Legacy III, and such service fee payments may be varied or discontinued at any time.

  An additional .25% sales volume allowance will be paid to dealers maintaining a sales volume of at least $7,500,000 in the American Legacy III variable annuity in each calendar year. The allowance will be paid on all purchase payments received during the calendar year, except on any purchase payments on which you have received commissions in excess of 4.75%. Payments will be made to dealers each calendar quarter after the $7,500,000 sales level is attained. Dealers must attain the $7,500,000 sales volume each calendar year to qualify for additional allowance payments. The $7,500,000 qualifying threshold amount may be changed from time to time for future calendar years. Additional fees may be paid to dealers after attainment of certain additional sales volume levels, provided the dealer has agreed to the terms contained in a letter agreement that supplements this agreement.

  No commission will be paid on transfers from The American Legacy or American Legacy II to American Legacy III. No commission will be paid on transfers from the American Pathway II variable annuity to American Legacy II or American Legacy III.

  AMERICAN LEGACY III
  VARIABLE ANNUITY--ANNUITIZATION
  -------------------------------
  Upon annuitization of American Legacy III contracts to which no surrender charges apply, a continuing commission of .80% annually will be paid to dealers on "statutory reserves" which have been annuitized on a variable basis. This amount will be based on end-of-quarter reserve amounts and paid to dealers each calendar quarter. A commission of 3% will be paid to dealers on account values which have been annuitized on a fixed basis.

  THE AMERICAN LEGACY
  GROUP VARIABLE ANNUITY                        COMMISSIONS TO DEALERS
  ----------------------                        ----------------------
  ALL GROUP CONTRACT PURCHASE                   1.00% OR 3.00%
  PAYMENTS SOLD BY DEALERS
                                                (AS SPECIFIED IN
                                                THE CONTRACT)

  After American Legacy Group II Variable Annuity becomes available, with respect to The American Legacy Group Variable Annuity, purchase payments will generally be accepted only in connection with exiting Contracts.

  AMERICAN LEGACY
  GROUP II VARIABLE ANNUITY                     COMMISSIONS TO DEALERS
  -------------------------                     ----------------------
  ALL GROUP CONTRACT PURCHASE                   3.25% ON ALL CONTRACT PURCHASE
  PAYMENTS SOLD BY DEALERS                      PAYMENTS SOLD IN CONNECTION
                                                WITH CONTRACTS ESTABLISHED ON
                                                OR AFTER OCTOBER 15, 1993

                                                (3.35% on all Contract
                                                Purchase Payments sold in
                                                connection with Contracts
                                                established on or after
                                                December 1, 1991 and prior to
                                                October 15, 1993)

                                                (3.50% on all Contract
                                                Purchase Payments sold in
                                                connection with Contracts
                                                established prior to December
                                                1, 1991)

  An annual .25% continuing commission will be paid to dealers on the value of all Contract purchase payments beginning in the second Contract year. This compensation will be paid at the end of each calendar quarter and will be calculated as follows: At the end of each calendar quarter, LNL will calculate and pay for all Contracts which have been in force for 15 months or more as of the last day of the quarter, an amount equal to .0625% of an amount equal to the quarter ending account value less any deposits made in the previous 15 months.

  AMERICAN LEGACY
  RETIREMENT INVESTMENT PLAN
  --------------------------

  Following the establishment of a Contract, a commission of 3.00% on all Contract purchase payments made during the first twelve months will be paid to dealers. During the second and third years following the establishment of a Contract, a commission of 2.00% on all Contract purchase payments made during such years will be paid to dealers. Once a Contract has been effective for 13 full calendar quarters, an annual .40% continuing commission will be paid to dealers on the value of all Contract purchase payments. This compensation will be paid at the end of each calendar quarter in an amount equal to .10% of quarter ending account value.

  After the American Legacy Retirement Investment Plan becomes available, purchase payments with respect to the American Legacy Group II Variable Annuity will generally be accepted only in connection with existing Contracts.

  AMERICAN LEGACY LIFE                          COMMISSIONS TO DEALERS
  --------------------                          ----------------------
  ALL PREMIUMS FROM POLICIES                    5.50%
  SOLD BY DEALERS

  An annual .25% continuing commission will be paid to dealers on the value of all Policy premiums beginning in the second Policy year. This compensation will be paid at the end of each calendar quarter and will be calculated as follows: At the end of each calendar quarter, LNL will calculate and pay for all Policies which have been in force for 15 months or more as of the last day of the quarter, an amount equal to .0625% of an amount equal to the excess of the Policy value over loans as of the last day of the quarter.

  An additional annual .25% fee will be paid to dealers maintaining a sales volume of at least $2,000,000 in each calendar year. This fee will be paid on all premiums received during the calendar year, except on any premiums on which you have received commissions in excess of 5.50%. Payments will be made to dealers every quarter after the $2,000,000 sales level is attained. Dealers must attain the $2,000,000 sales volume each calendar year to qualify for additional allowance payments.

  AMERICAN LEGACY VARIABLE LIFE                 COMMISSIONS TO DEALERS
  ALL INDIVIDUAL POLICIES SOLD BY DEALERS       FIRST YEAR:
                                                -----------
                                                80% of Commissionable Premium
                                                (as specified in product rate
                                                book for American Legacy
                                                Variable Life) plus 3% of
                                                excess premium.

                                                RENEWAL (YEARS 2 THROUGH 10):
                                                -----------------------------
                                                3% of premiums

                                                SERVICE FEES (YEARS 11+):
                                                -------------------------
                                                3% of premiums

                                                ASSET PARTICIPATION FEE:
                                                ------------------------
                                                .25% of net Policy Value (net
                                                of policy loans starting at
                                                the end of policy year 3 for
                                                all years).

  At the end of each calendar quarter, LNL will calculate and pay the above mentioned Asset Participation Fee for all policies which have been in force for 39 months or more as of the last day of the quarter, an amount equal to .0625% of an amount equal to the excess of the Policy Value over loans as of the last day of the quarter.

  Any commission paid on a Contract or Policy that is cancelled under the Contract's or Policy's review provisions will be repaid to LNL or charged against your account.

   8. We will use reasonable efforts to provide information and marketing assistance to you, including providing you without charge reasonable quantities of advertising materials, sales literature, reports, current Prospectuses of the Contracts or Policies and of the underlying variable funding vehicle, the American Variable Insurance Series.

   9. In making all offers of the Contracts or Policies you will deliver the applicable currently effective Prospectuses.

   10. You are to offer and sell the Contracts or Policies only at the regular public offering price currently determined by the applicable Separate Account in the manner described in the current applicable Prospectus or Contract or Policy and will make no representation not included in the Prospectus or Contract or Policy or in any authorized supplemental material. This Agreement is in all respects subject to all provisions of the current applicable Prospectuses.

   11. We will deliver and you will use only sales literature and advertising material which conforms to the requirements of federal and state laws and regulations and which have been authorized by LNL and us.

   12. The signing of this Agreement does not obligate LNL to license any particular registered representative as a salesman of Contracts or Policies. All licensing matters under any applicable state insurance law shall be handled directly by you and the registered representative involved, but LNL must be furnished all required proof of state insurance licensing before commission payments may be made.


   13. You understand that with respect to American Funds Distributors, Inc. you are acting in the capacity of an independent contractor.

   14. Any party to this Agreement may cancel at any time upon written notice to all other parties, effective upon receipt.

   15. All communications to us should be sent to the above address. All communications to LNL should be sent to their address, which is listed below. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

   16. The schedules of commissions, bonuses and allowances in this Agreement apply to Contracts and Policies initially sold through you. Compensation on Contracts and Policies initially sold through another dealer for which you become the supervising dealer will be paid to you based on the original dealer's schedule of commissions, bonuses and allowances.

  Three originals of this Agreement should be executed. Two of the originals should be returned to us for our files. The Agreement shall be effective as of the date of acceptance by you, but only upon receipt by us of the two originals. This Agreement may be amended by notification from us and orders received following such notification shall be deemed to be an acceptance of such amendments. This Agreement shall be construed in accordance with the laws of the State of California.

                                    Very truly yours,

                                    American Funds Distributors, Inc.
                                    333 South Hope Street
                                    Los Angeles, CA 90071

                                    By: /s/
                                       -----------------------------------

                                    The Lincoln National Life Insurance
                                    Company
                                    1300 South Clinton Street
                                    Fort Wayne, IN 46801

                                    By: /s/ Reed P. Miller
                                       -----------------------------------


Accepted:

-------------------------------------
               Firm

By:
   ----------------------------------
    Signature of Officer or Partner


-------------------------------------
    Print Name of Officer or Partner

Address:
        -----------------------------

        -----------------------------
Date:
     --------------------------------

AMERICAN FUNDS DISTRIBUTORS
333 South Hope Street
Los Angeles, California 90071
Telephone 800/421-9000 ext. 11
ADDENDUM TO SELLING GROUP AGREEMENT FOR THE STATE OF __________
This Addendum to the SELLING GROUP AGREEMENT ("Agreement") among AMERICAN FUNDS DISTRIBUTORS, INC. ("AFD"), THE LINCOLN NATIONAL LIFE INSURANCE COMPANY ("LNL"), and the broker-dealer firm identified below ("Dealer") is effective upon execution by all parties.
AFD, LNL and Dealer hereby agree that LNL shall pay all compensation due any agents of the Dealer for business transacted on behalf of LNL directly to, and in the name of a compensation manager appointed by Dealer, such compensation manager being a duly licensed insurance agent in the state referenced above. Dealer shall appoint its compensation manager in writing, signed by an officer or partner of Dealer who has the authority to bind Dealer. LNL shall direct all payments for business transacted by agents of Dealer to the named compensation manager until such time as Dealer notifies LNL, in writing, that another compensation manager has been appointed.
It is further agreed that Dealer shall indemnify and hold harmless LNL, AFD, and any of their affiliates, their respective officers, directors, employees or agents ("Indemnified Party") from any and all claims, and demands or causes of action that arise out of the compensation manager's negligence, or failure to properly perform the responsibilities set forth in this Addendum or the Agreement. Dealer, at its own cost, shall defend any legal proceeding that may be brought against an Indemnified Party on any such claim or demand in respect to which such Indemnified Party is indemnified and held harmless hereunder, and shall satisfy any judgment that may be rendered against such Indemnified Party with respect to any such claim or demand. Dealer shall notify LNL and AFD promptly upon receipt of any such claim or demand which it receives.
Dealer agrees that this Addendum constitutes written consent by Dealer to allow LNL to pay the compensation to the compensation manager as required by Rule 3060 of the Rules of the NASD.
Any party to this Addendum may cancel this Addendum at any time upon written notice to all other parties, effective upon receipt.
Three originals of the Addendum should be executed. Two of the originals should be returned to AFD.
In WITNESS WHEREOF, the undersigned have executed this Addendum to the Selling Group Agreement on the date written below.
AMERICAN FUNDS DISTRIBUTORS, INC.
133 South Hope Street
Los Angeles, CA 90071
By /s/ Mark Freeman
________________________
 (Name of Broker-Dealer Firm)
THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
1300 South Clinton Street
Fort Wayne, IN 46801
By /s/ Kelly D. Clevenger
By _________________________
Print Name _________________
Title ______________________
Date _______________________
Please state the name and the tax identification number of the compensation manager who is licensed in the above referenced state with The Lincoln National Life Insurance Company.
Compensation Manager ___________________
                        Print Name
                     ___________________
                          Signature
Social Security No.  ___________________
9/96